Exhibit 10.4

TWELFTH AMENDED, RESTATED, AND CONSOLIDATED BOND GUARANTEE AGREEMENT
dated as of January 29, 2026
between
UNITED STATES OF AMERICA
acting through the
Rural Utilities Service
as Guarantor,
and
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION,
as the Borrower.

TABLE OF CONTENTS

TABLE OF CONTENTS
PAGE

RECITALS		1

ARTICLE I
DEFINITIONS

SECTION 1.1.	Definitions	3
SECTION 1.2.	Principles of Construction	7

ARTICLE II
THE GUARANTEE

SECTION 2.1.	Guarantees of the Original Bonds	8
SECTION 2.2.	Execution of the Series W Guarantee	8
SECTION 2.3.	Coverage of the Series W Guarantee	8
SECTION 2.4.	Payment on the Guarantees	8
SECTION 2.5.	Issuance of Additional Guarantees	8

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.1.	Conditions Precedent to Issuance of a Guarantee	8
SECTION 3.2.	Conditions Precedent to each Advance	10

ARTICLE IV
GUARANTEE FEE

SECTION 4.1.	Guarantee Fee	11
SECTION 4.2.	Amount of Guarantee Fee; Dates of Payment	11

i

ARTICLE V
SERVICING OF THE GUARANTEED BONDS

SECTION 5.1.	Servicing	11

ARTICLE VI
REPORTING REQUIREMENTS

SECTION 6.1.	Annual Reporting Requirements	12
SECTION 6.2.	Quarterly Reporting of Leveraging Data	12
SECTION 6.3.	Default Notices	12

ARTICLE VII
LIMITATIONS ON AMENDMENTS TO THE GUARANTEED BONDS

SECTION 7.1.	Limitations on Amendments to the Guaranteed Bonds	13

ARTICLE VIII
REPRESENTATIONS OF THE PARTIES

SECTION 8.1.	Representation of RUS	13
SECTION 8.2.	Representations of the Borrower	13

ARTICLE IX
AGREEMENTS OF THE BORROWER

SECTION 9.1.	Patronage Refunds	15
SECTION 9.2.	Security and Collateral	15
SECTION 9.3.	Subrogation	16
SECTION 9.4.	Use of Proceeds	16
SECTION 9.5.	Compliance with Covenants in Other Agreements	16

SECTION 11.6.	Entire Agreement	20
SECTION 11.7.	Amendments and Waivers	20
SECTION 11.8.	Counterparts	20
SECTION 11.9.	Termination of Agreement	20
SECTION 11.10.	Survival	20
SECTION 11.11.	Severability	21
ARTICLE XI
Schedule I – Addresses for Notices
Annex A – Form of Supplement to the Bond Guarantee Agreement
Annex B– Form of Bond Purchase Agreement
Annex C – Pledge Agreement
Annex D – Form of Reimbursement Note
Annex E – Opinion of Counsel to the Borrower
Annex F – Officers’ Closing Certificate
Annex G – Officers’ Advance Certificate
Annex H – Auditors’ Letter

TWELFTH AMENDED, RESTATED AND CONSOLIDATED BOND GUARANTEE AGREEMENT dated as of January 29, 2026, between the UNITED STATES OF AMERICA (the “Government”), acting through the Rural Utilities Service, a Rural Development agency of the United States Department of Agriculture, and its successors and assigns (“RUS”); and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (the “Borrower”).
RECITALS
1. The Federal Financing Bank, a body corporate and instrumentality of the Government under the general supervision of the Secretary of the Treasury, and its permitted successors and assigns (“FFB”), has previously made loans to the Borrower in the aggregate principal amount of up to $10,373,286,000 upon the terms and subject to the conditions set forth in the following Bond Purchase Agreements by and among the Borrower, FFB and RUS, each as in effect as of the date hereof: (a) that certain Series A Bond Purchase Agreement dated as of June 14, 2005, (b) that certain Series B Bond Purchase Agreement dated as of April 28, 2006, (c) that certain Series C Bond Purchase Agreement dated as of September 19, 2008, (d) that certain Series D Bond Purchase Agreement dated as of November 10, 2010, (e) that certain Series E Bond Purchase Agreement dated as of December 1, 2011 (f) that certain Series F Bond Purchase Agreement dated as of December 13, 2012, (g) that certain Series G Bond Purchase Agreement dated as of November 21, 2013, (h) that certain Series H Bond Purchase Agreement dated as of November 18, 2014, (i) that certain Series K Bond Purchase Agreement dated as of March 29, 2016, (j) that certain Series L Bond Purchase Agreement dated as of December 1, 2016, (k) that certain Series M Bond Purchase Agreement dated as of November 9, 2017, (l) that certain Series N Bond Purchase Agreement dated as of November 15, 2018, (m) that certain Series P Bond Purchase Agreement dated as of February 13, 2020, (n) that certain Series R Bond Purchase Agreement dated as of November 19, 2020, (o) that certain Series S Bond Purchase Agreement dated as of November 4, 2021, (p) that certain Series T Bond Purchase Agreement dated as of December 15, 2022, (q) that certain Series U Bond Purchase Agreement dated as of December 19, 2023, and (r) that certain Series V Bond Purchase Agreement dated as of December 18, 2024 (collectively, the “Original Bond Purchase Agreements”), and upon the terms and subject to the conditions set forth in the following Future Advance Bonds, each as in effect as of the date hereof: (a) that certain Series A Future Advance Bond dated as of June 14, 2005, (b) that certain Series B Future Advance Bond dated as of April 28, 2006, (c) that certain Series C Future Advance Bond dated as of September 19, 2008, (d) that certain Series D Future Advance Bond dated as of November 10, 2010, (e) that certain Series E Future Advance Bond dated as of December 1, 2011, (f) that certain Series F Future Advance Bond dated as of December 13, 2012, (g) that certain Series G Future Advance Bond dated as of November 21, 2013, (h) that certain Series H Future Advance Bond dated as of November 18, 2014, (i) that

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
certain Series K Future Advance Bond dated as of March 29, 2016, (j) that certain Series L Future Advance Bond dated as of December 1, 2016, (k) that certain Series M Future Advance Bond dated as of November 9, 2017, (l) that certain Series N Future Advance Bond dated as of November 15, 2018, (m) that certain Series P Future Advance Bond dated as of February 13, 2020, (n) that certain Series R Future Advance Bond dated as of November 19, 2020, (o) that certain Series S Future Advance Bond dated as of November 4, 2021, (p) that certain Series T Future Advance Bond dated as of December 15, 2022, (q) that certain Series U Future Advance Bond dated as of December 19, 2023, and (r) that certain Series V Future Advance Bond dated December 18, 2024 (collectively, the “Original Bonds”).
2. RUS previously determined that the Borrower was eligible to receive guarantees under Section 313A of the Rural Electrification Act of 1936, as amended (the “RE Act”) and the regulations promulgated thereunder (as set forth in Section 1720 of Part 7 of the Code of Federal Regulations (the “Regulations”)) and entered into that certain Eleventh Amended, Restated, and Consolidated Bond Guarantee Agreement dated as of December 18, 2024, by and between the Borrower and RUS (the “Prior Bond Guarantee Agreement”).
3. On January 6, 2025, the Borrower applied to RUS (the “Application”), in accordance with the RE Act and the Regulations, for RUS to guarantee a seventeenth loan from FFB to the Borrower, the proceeds of which would be used by the Borrower to fund new Eligible Loans (as defined herein) or to refinance existing debt instruments of the Borrower used to fund Eligible Loans.
4. RUS has determined that the Borrower is eligible for guarantees under Section 313A of the RE Act.
5. FFB is willing to make a loan to the Borrower in the aggregate principal amount of up to $450,000,000 upon the terms and subject to the conditions set forth in the Series W Bond Purchase Agreement among FFB, the Borrower and the Government dated as of the date hereof, as the same may be amended, supplemented, consolidated or restated from time to time in accordance with the terms thereof (the “Series W Bond Purchase Agreement”; together, with the Original Bond Purchase Agreements, the “Bond Purchase Agreements”), and upon the terms and subject to the conditions set forth in the Series W Future Advance Bond issued by the Borrower to FFB and dated as of the date hereof (the “Series W Bond”; together with the Original Bonds, the “Bonds”).
6. The Borrower and RUS have agreed to (i) amend and restate the Prior Bond Guarantee Agreement, (ii) set forth the terms by which RUS will issue its guarantee of the Series W Bond, and (iii) set forth the terms by which RUS will issue additional guarantees, as contemplated by Section 313A of the RE Act, upon the terms and subject to the conditions hereinafter provided.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, RUS and the Borrower agree as follows:

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
ARTICLE I

DEFINITIONS
SECTION 1.1.Definitions. As used in this Agreement, the following terms shall have the following meanings:
“91-day Treasury-Bill Rate” shall mean, for any date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury-Bills") sold at the applicable 91-day Treasury-Bill auction on or most recently prior to such date, as published on the website http://www.treasurydirect.gov/RI/OFBills or otherwise as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury-Bills will again be so published or reported or such auction is held, as the case may be.
“Administrator” shall mean the Administrator of RUS.
“Advance” shall have the meaning given to that term in the Bond.
“Agreement” shall mean this Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement, as the same may be amended, supplemented, consolidated or restated from time to time.
“Application” shall have the meaning given to that term in the recitals hereto.
“Bond” shall have the meaning given to that term in the recitals hereto.
“Bond Fee” shall mean the fee applicable to each Advance as calculated in accordance with paragraph 9(b) of the Bond.
“Bond Purchase Agreements” shall have the meaning given to that term in the recitals hereto.
“Bond Documents” shall mean the Bonds, the Bond Purchase Agreements, the Guarantees, this Agreement, the Pledge Agreement and the Reimbursement Notes.
“Borrower” shall have the meaning given to that term in the Preamble.
“Borrower Notice” shall have the meaning given to that term in the Pledge Agreement.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
“Business Day” shall mean any day other than a Saturday, a Sunday, a legal public holiday under 5 U.S.C. §6103 for the purpose of statutes relating to pay and leave of employees or any other day declared to be a legal holiday for the purpose of statutes relating to pay and leave of employees by Federal statute or Federal Executive Order.
“Certificate of Pledged Collateral” shall have the meaning given to that term in the Pledge Agreement.
“Closing Date” shall mean January 29, 2026.
“Collateral Trust Bonds” shall mean bonds of the Borrower issued pursuant to (i) the Indenture dated as of February 15, 1994, and as amended as of September 16, 1994, between the Borrower and U.S. Bank National Association, as successor trustee, as amended and supplemented from time to time, providing for the issuance in series of certain collateral trust bonds of the Borrower and (ii) the Indenture dated as of October 25, 2007, between the Borrower and U.S. Bank National Association, as trustee, as amended and supplemented from time to time, providing for the issuance in series of certain collateral trust bonds of the Borrower.

“Consolidated Subsidiary” means at any date any Subsidiary and any other entity the accounts of which would be combined or consolidated with those of the Borrower in its combined or consolidated financial statements if such statements were prepared as of such date.
“Eligible Loan” shall mean all or part of any Loan that the Borrower has made for any Utility Infrastructure purposes, or to refinance bonds or notes issued for those purposes, to a borrower that has at any time received, or is eligible to receive, a loan under the RE Act.
“Event of Default” shall have the meaning given to that term in Section 10.1.
“FFB” shall have the meaning given to that term in the recitals hereto.
“Financial Statements”, in respect of a Fiscal Year, shall mean the consolidated financial statements (including footnotes) of the Borrower for that Fiscal Year as audited by independent certified public accountants appointed by the Borrower.
“Fiscal Year” shall mean the fiscal year of the Borrower, as such may be changed from time to time, which at the date hereof commences on June 1 of each calendar year and ends on May 31 of the following calendar year.
“Government” shall have the meaning given to that term in the Preamble.
“Guarantee” shall mean a guarantee executed by the Secretary, in the form attached to a Bond.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
“Guarantee Fee” shall have the meaning given to that term in Section 4.1.
“Guaranteed Bond” shall mean a Bond with the executed Guarantee attached thereto.
“Indebtedness” with respect to any Person shall mean without duplication:
(a)    all indebtedness which would appear as indebtedness on a balance sheet of such Person prepared in accordance with generally accepted accounting principles (i) for money borrowed, (ii) which is evidenced by securities sold for money or (iii) which constitutes purchase money indebtedness;
(b)    all indebtedness of others guaranteed by such Person (not including endorsements for collection or deposit in the ordinary course of business);
(c)    all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and
(d)    all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (including any lease in the nature of a title retention agreement) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), but only if such property is included as an asset on the balance sheet of such Person, provided that, in computing the “Indebtedness” of such Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust money (or evidences of such indebtedness) in the amount necessary to pay, redeem or satisfy such indebtedness; and provided further that no provision of this definition shall be construed to include as “Indebtedness” of the Borrower or its Consolidated Subsidiaries any indebtedness by virtue of any agreement by the Borrower or its Consolidated Subsidiaries to advance or supply funds to Members or Consolidated Subsidiary members.
“Investment Grade Rating” shall mean, in respect of any ratable instrument, a rating for that instrument in one of the four highest rating categories (within which there may be subcategories or gradations which are to be ignored for the purposes of this definition) of a Rating Agency. At the date hereof, this would require the following: (i) a BBB- rating or higher from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.; (ii) a Baa3 rating or higher from Moody’s Investors Service, Inc.; or (iii) a BBB- rating or higher from Fitch, Inc.
“Loan” shall mean a loan that the Borrower has or will have outstanding to any of its Members or associates.
“Member” shall mean any Person who is member or patron of the Borrower, as the case may be.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
“Original Bonds” shall have the meaning given to that term in the recitals hereto.
“Original Bond Purchase Agreements” shall have the meaning given to that term in the recitals hereto.
“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Pledge Agreement” shall mean the Twelfth Amended, Restated and Consolidated Pledge Agreement dated as of January 29, 2026, entered into by the Borrower, RUS and U.S. Bank National Association, an executed copy of which is attached as Annex C hereto, and an executed original of which has previously been delivered to each of the parties thereto, as the same may be amended, supplemented, or restated from time to time in accordance with the terms thereof and hereof.
“Pledged Collateral” shall have the meaning given to that term in the Pledge Agreement.
“Prior Bond Guarantee Agreement” shall have the meaning given to that term in the recitals hereto.
“Program” shall mean the guarantee program for bonds and notes issued for Utility Infrastructure purposes authorized by Section 313A of the RE Act and 7 C.F.R. Part 1720.
“Rating Agency” shall mean (i) Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.; and (ii) their respective successor rating agencies.
“RE Act” shall have the meaning given to that term in the recitals hereto.
“Regulations” shall have the meaning given to that term in the recitals hereto.
“Reimbursement Note” shall mean a note issued by the Borrower to RUS, in the form of Annex D attached hereto, as the same may be amended, supplemented, or restated from time to time in accordance with the terms thereof and hereof.
“Requested Advance Date” shall have the meaning given to that term in the Bonds.
“RUS” shall have the meaning given to that term in the Preamble.
“SEC” shall mean the United States Securities and Exchange Commission.
“Secretary” shall mean the Secretary of Agriculture acting through the Administrator.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
“Senior Secured Credit Rating” means a credit rating of the Borrower by a Rating Agency in the category of “Senior Secured”, as set forth in an annual credit opinion or letter for the Borrower.
“Series W Bond” shall have the meaning given to that term in the recitals hereto.
“Series W Guarantee” shall mean the Guarantee executed by the Secretary and attached to the Series W Bond.
“Series W Bond Purchase Agreement” shall have the meaning given to that term in the recitals hereto.
“Subrogation Claim” shall have the meaning given to that term in Section 9.3(a).
“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through its Subsidiaries; and (ii) any other Person in which such Person directly or indirectly through Subsidiaries has more than a 50% voting and equity interest; provided that no Person shall be deemed a Subsidiary whose only assets are (A) loans guaranteed, in whole or in part, as to principal and interest by the Government through RUS pursuant to a guarantee; and (B) investments incidental thereto.
“Termination Date” shall mean the date upon which this Agreement terminates in accordance with Section 11.9.
“Utility Infrastructure” shall mean any utility infrastructure, including electrification, telephone, or broadband infrastructure.
SECTION 1.2.Principles of Construction. Unless the context shall otherwise indicate, the terms defined in Section 1.1 hereof include the plural as well as the singular and the singular as well as the plural. The words “hereafter”, “herein”, “hereof”, “hereto” and “hereunder”, and words of similar import, refer to this Agreement as a whole. The descriptive headings of the various articles and sections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
ARTICLE II

THE GUARANTEES
SECTION 2.1.Guarantees of the Original Bonds. Prior to the execution of this Agreement, the Secretary executed Guarantees for each of the Original Bonds pursuant to Section 313A of the RE Act. Such Guarantees are obligations supported by the full faith and credit of the Government and are incontestable except for fraud or misrepresentation of which FFB had actual knowledge at the time it extended the loan represented by the Guaranteed Bonds. The Guarantees remain in full force and effect and are subject to the provisions set forth in this Agreement.
SECTION 2.2.Execution of the Series W Guarantee. Upon presentation to RUS of the Series W Bond, and upon satisfaction of the conditions set forth in Section 3.1 of this Agreement, and subject to Section 2.3, the Secretary shall execute, pursuant to the RE Act, the Series W Guarantee.
SECTION 2.3.Coverage of the Series W Guarantee. The Series W Guarantee shall be an obligation supported by the full faith and credit of the Government and incontestable except for fraud or misrepresentation of which FFB had actual knowledge at the time it extended the loan represented by the Series W Guaranteed Bond.
SECTION 2.4.Payment on the Guarantees. RUS guarantees the full repayment of the principal, interest, late payment charges, Bond Fees and discount or prepayment premiums, if any, when and as due on the Guaranteed Bonds in accordance with the terms of the Guarantees, provided, however, that any payment by RUS under each Guarantee does not relieve the Borrower of any of its obligations or liabilities under or in respect of this Agreement or any of the Bond Documents.
SECTION 2.5.Issuance of Additional Guarantees. RUS may from time to time issue additional guarantees of loans of the Borrower pursuant to the RE Act. Such guarantees shall become subject to this Agreement by the execution of a supplement by RUS and the Borrower substantially in the form attached hereto as Annex A.
ARTICLE III

CONDITIONS PRECEDENT
SECTION 3.1.Conditions Precedent to Issuance of a Guarantee. RUS shall be under no obligation to execute and deliver a Guarantee unless and until the following conditions have been satisfied or waived in writing:
(a) Bond Documents. RUS shall have received originals of: (i) the Bond to which the Guarantee relates (with an unexecuted Guarantee attached thereto) duly executed on behalf of the Borrower, identical in all respects to the

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
form of Bond attached to the Bond Purchase Agreement except to the extent that RUS may have approved changes therein, (ii) a Bond Purchase Agreement duly executed on behalf of the Borrower and FFB, identical in all respects to the form of Bond Purchase Agreement in Annex B attached hereto except to the extent that RUS may have approved changes therein, and (iii) a Reimbursement Note duly executed on behalf of the Borrower, identical in all respects to the form of Reimbursement Note in Annex D attached hereto except to the extent that RUS may have approved changes therein.
(b) Amount of RE Act Loans. The Borrower shall have provided RUS a certification by its Governor and its Chief Financial Officer (or other senior management acceptable to the Secretary) certifying that as of the Closing Date the outstanding principal amount of Loans made for Utility Infrastructure purposes eligible under the RE Act is equal to or greater than the amount of the Borrower’s Guaranteed Bonds under the Program, including the Bond.
(c) Opinion of Counsel. Counsel to the Borrower shall have furnished an opinion substantially as to each of the matters listed in Annex E attached hereto.
(d) No material adverse change. The Borrower shall have certified to the Secretary (in the manner specified in paragraph (g) of this Section 3.1), and the Secretary shall be satisfied, that no material adverse change shall have occurred in the financial condition of the Borrower between the date of the Application and the date of execution of the Guarantee.
(e) Investment Grade Rating of Bond. The Borrower shall have provided evidence of an Investment Grade Rating from a Rating Agency for the Bond, without regard to the Guarantee.
(f) Senior Secured Credit Rating. The Borrower shall have provided evidence satisfactory to the Secretary of its Senior Secured Credit Rating.
(g) Certification of Senior Management. The Borrower shall have provided RUS a certification by its Governor and its Chief Financial Officer (or other senior management acceptable to the Secretary), substantially in the form attached of Annex F attached hereto, of the following: (i) that the Borrower is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans for Utility Infrastructure purposes; (ii) the matter to be certified under paragraph (d) of this Section 3.1; and (iii) acknowledgment of the Borrower’s commitment to comply with the reporting requirements specified in Article VI.
(h) UCC Filing. The Borrower shall have provided RUS with evidence that the Borrower has filed the financing statement required pursuant to Section 2.04(i) of the Pledge Agreement.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
SECTION 3.2.Conditions Precedent to each Advance. The following conditions shall be fulfilled to the satisfaction of RUS or waived in writing by RUS prior to the drawdown of each Advance under a Guaranteed Bond:
(a) Existing Loans.
(i) The Borrower shall have certified to the Secretary (in the manner specified in paragraph (d) of this Section 3.2): (A) the total aggregate principal amount of outstanding Eligible Loans as of the Requested Advance Date; (B) the total aggregate principal amount of outstanding Loans as of the Requested Advance Date; and (C) the percentage the amount in subparagraph (A) comprises of the amount in subparagraph (B).
(ii) For Advances made under the Series W Bond, advances made under the Original Bonds, or advances under any new Bonds executed by the Borrower subsequent to the Closing Date, the Borrower shall have certified as to the portion of Eligible Loans that is comprised of (A) refinanced RUS debt; (B) debt of Members for whom both RUS and the Borrower have outstanding loans; and (C) debt of Members for whom both RUS and the Borrower have outstanding concurrent loans pursuant to Section 307 of the RE Act, and that the amount of Eligible Loans in (A), (B) and (C) of this subparagraph exceeds the amount of Bonds outstanding as of the date thereof.
(b) Use of Proceeds. The Borrower shall have certified to the Secretary (in the manner specified in paragraph (d) of this Section 3.2) that the Advance will be applied: (A) to fund new Eligible Loans under the RE Act; and/or (B) to refinance existing debt instruments of the Borrower, in the case of each such debt instrument up to the percentage certified by the Borrower in accordance with Section 3.2(a)(i)(C) hereof.
(c) No material adverse change. The Borrower shall have certified to the Secretary (in the manner specified in paragraph (d) of this Section 3.2), and the Secretary shall be satisfied, that no material adverse change shall have occurred in the financial condition of the Borrower between the Closing Date and the applicable Requested Advance Date.
(d) Certification of Senior Management. The Borrower shall have provided RUS a certification by its Governor and its Chief Financial Officer (or other senior management acceptable to the Secretary), substantially in the form attached as Annex G attached hereto, of the matters to be certified under paragraphs (a), (b) and (c) of this Section 3.2.
(e) Certificate of Pledged Collateral. The Borrower shall have provided RUS a copy of a Certificate of Pledged Collateral in accordance with the terms of the Pledge Agreement.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
ARTICLE IV

GUARANTEE FEE
SECTION 4.1.Guarantee Fee. The Borrower shall pay a guarantee fee (the “Guarantee Fee”), to the RUS for deposit into the Rural Economic Development Subaccount maintained under Section 313(b)(2)(A) of the RE Act.
SECTION 4.2.Amount of Guarantee Fee; Dates of Payment. (a) The Guarantee Fee will be in the amount of 30 basis points (0.30 percent) of the unpaid principal amount of the Bonds, payable as provided in paragraph (b) of this Section 4.2.
(b) The Guarantee Fee will be payable, in advance, on each January 15 and July 15 in the amount of 15 basis points (0.15 percent) of the outstanding principal amount of the Bonds on that date. In addition, on the date of each Advance under a Bond, the Borrower will pay to RUS the Guarantee Fee on the principal amount of such advance in the amount of (i) 30 basis points (0.30 percent) of the principal amount of such advance multiplied by (ii) the ratio of (x) the actual amount of days from the date of such advance until the next January 15 or July 15, whichever comes first, to (y) 365 (except in calendar years including February 29, when the number shall be 366).
(c ) Payments of the Guarantee Fee are non-refundable as of the date and in the amount required to be paid hereunder, without regard to any reduction in the principal amount of the Bonds after that date.
ARTICLE V

SERVICING OF THE GUARANTEED BONDS
SECTION 5.1.Servicing. The Secretary, or other agent of the Secretary on his or her behalf, shall have the right to service the Guaranteed Bonds, and periodically inspect the books and accounts of the Borrower to ascertain compliance with the provisions of the RE Act with respect to the guarantees under Section 313A thereof and the Bond Documents. The Secretary, or agent thereof, shall endeavor to give the Borrower at least five Business Days’ notice of any intention to inspect the Borrower’s books and accounts. Such inspection shall be made only during regular office hours of the Borrower or at any time the Borrower and Secretary, or agent thereof, find mutually convenient.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
ARTICLE VI

REPORTING REQUIREMENTS
SECTION 6.1.Annual Reporting Requirements. Until the Termination Date, the Borrower shall provide the Secretary with the following items within 90 days of the end of each Fiscal Year, in each case, in form and substance satisfactory to the Secretary:
(a)the Financial Statements for such Fiscal Year;
(b)a Certificate of Pledged Collateral as of the end of such Fiscal Year;
(c)a letter substantially in the form of Annex H attached hereto, by KPMG LLP or by such other reputable, independent certified public accountants engaged by the Borrower, who in the judgment of the Secretary have the requisite skills, knowledge, reputation and experience to provide such letter, such letter to be based upon Schedule A to the applicable certificate delivered under paragraph (b) of this Section 6.1;
(d)a receipt from the Collateral Agent (as defined in the Pledge Agreement), or such other evidence as is satisfactory to the Secretary, as to the Pledged Collateral held by the Collateral Agent at the end of such Fiscal Year, such Pledged Collateral to agree with Schedule A to the applicable certificate delivered under paragraph (b) of this Section 6.1;
(e)a projection of the Borrower’s balance sheet, income statement and statement of cash flows over the ensuing five years, pro forma assuming the full principal amount of the Bond is advanced;
(f)the most recent credit assessment of the Borrower issued by a Rating Agency;
(g)the most recent Senior Secured Credit Rating issued by a Rating Agency; and

(h)such other information as is reasonably requested by the Secretary.

        SECTION 6.2. Quarterly Reporting of Leveraging Data. Within five (5) Business Days of the Borrower’s filing with the SEC of its quarterly report on Form 10-Q or its annual report on Form 10-K, the Borrower shall provide the Secretary with the cumulative change in the Borrower’s outstanding loans since the filing of the Borrower’s last Form 10-Q or Form 10-K, as applicable.
SECTION 6.3. Default Notices. If an action, occurrence or event shall happen that is, or with notice and the passage of time would become, an Event of Default, the Borrower shall deliver a Borrower Notice of such action, occurrence or event to RUS

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
before 4:00 p.m. District of Columbia time on the Business Day following the date the Borrower becomes aware of such action, occurrence or event, and, if such Event of Default should occur, shall submit to RUS, as soon as possible thereafter, a report setting forth its views as to the reasons for the Event of Default, the anticipated duration of the Event of Default and what corrective actions the Borrower is taking to cure such Event of Default.
ARTICLE VII

LIMITATIONS ON AMENDMENTS TO THE GUARANTEED BONDS
SECTION 7.1.Limitations on Amendments to the Guaranteed Bonds. No amendment or supplement to, and no modification or rescission of, the Guaranteed Bonds shall be effective unless approved in writing by RUS, nor shall any waiver of any rights of RUS under the Guaranteed Bonds be effective against RUS unless such waiver has been approved in writing by RUS. No amendment or supplement to, and no modification of, any of the other Bond Documents, which materially adversely affects RUS, shall be effective unless approved in writing by RUS, nor shall any waiver of any rights of RUS under any of the Bond Documents be effective against RUS unless such waiver has been approved in writing by RUS.
ARTICLE VIII

REPRESENTATIONS OF THE PARTIES
SECTION 8.1.Representation of RUS. RUS represents that the Guarantees endorsed on the original of the Guaranteed Bonds constitute legal, valid and binding obligations supported by the full faith and credit of the Government, incontestable except for fraud or misrepresentation of which FFB had actual knowledge at the time it extended the loan represented by the Guaranteed Bonds.
SECTION 8.2.Representations of the Borrower. The Borrower hereby represents to RUS that on the date hereof, the Closing Date, and each Requested Advance Date:
(a)the Borrower has been duly organized and is validly existing and in good standing as a cooperative association under the laws of the District of Columbia;
(b)the Borrower has the corporate power and authority to execute and deliver this Agreement and each of the other Bond Documents to which the Borrower is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder;

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
(c)the Borrower has taken all necessary corporate action to authorize the execution and delivery of this Agreement and each of the other Bond Documents to which the Borrower is a party, the consummation by the Borrower of the transactions contemplated hereby and thereby and the performance by the Borrower of its obligations hereunder and thereunder;
(d)this Agreement and each of the other Bond Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally; and (ii) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;
(e)no approval, consent, authorization, order, waiver, exemption, variance, registration, filing, notification, qualification, license, permit or other action is now, or under existing law in the future will be, required to be obtained, given, made or taken, as the case may be, with, from or by any regulatory body, administrative agency or governmental authority having jurisdiction over the Borrower to authorize the execution and delivery by the Borrower of this Agreement or any of the other Bond Documents to which the Borrower is a party, or the consummation by the Borrower of the transactions contemplated hereby or thereby or the performance by the Borrower of its obligations hereunder or thereunder;
(f)neither the execution or delivery by the Borrower of this Agreement or any of the other Bond Documents to which the Borrower is a party nor the consummation by the Borrower of any of the transactions contemplated hereby or thereby nor the performance by the Borrower of its obligations hereunder or thereunder, including, without limitation, the pledge of the Pledged Instruments (as such term is defined in the Pledge Agreement) to RUS if required, conflicts with or will conflict with, violates or will violate, results in or will result in a breach of, constitutes or will constitute a default under, or results in or will result in the imposition of any lien or encumbrance pursuant to any term or provision of the articles of incorporation or the bylaws of the Borrower or any provision of any existing law or any rule or regulation currently applicable to the Borrower or any judgment, order or decree of any court or any regulatory body, administrative agency or governmental authority having jurisdiction over the Borrower or the terms of any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any of its properties is bound;
(g)there is no action, suit, proceeding or investigation before or by any court or any regulatory body, administrative agency or governmental authority presently pending or, to the knowledge of the Borrower, threatened with respect to the Borrower, this Agreement or any of the other Bond Documents to which the Borrower is a party challenging the validity or enforceability of this

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
Agreement or any of the other Bond Documents to which the Borrower is a party or seeking to restrain, enjoin or otherwise prevent the consummation by the Borrower of the transactions contemplated by this Agreement or any of the other Bond Documents to which the Borrower is a party or which, if adversely determined, would have a material adverse effect on the Borrower’s financial condition or its ability to perform its obligations under this Agreement or any of the other Bond Documents to which the Borrower is a party;
(h)the Borrower is a lending institution organized as a member-owned, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans for Utility Infrastructure purposes;
(i)the total principal amount of the Guaranteed Bonds under the Program does not exceed the total principal amount of outstanding Loans, made for Utility Infrastructure purposes eligible under the RE Act, as of the Closing Date; and
(j)no material adverse change has occurred in the financial condition of the Borrower between the date of the Application and the date this representation is given.
ARTICLE IX

AGREEMENTS OF THE BORROWER
SECTION 9.1.Patronage Refunds. The Borrower shall not make cash patronage refunds in excess of five percent of its total patronage capital, as disclosed in its most recent Financial Statements, during any portion of a Fiscal Year in which the Borrower has a Senior Secured Credit Rating (without regard to the Guarantee or any other third party credit support) that is not equal to at least two of the following ratings: (i) “A-”or higher from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.; (ii) “A3” or higher from Moody’s Investors Service, Inc.; (iii) “A-” or higher from Fitch, Inc.; and (iv) an equivalent rating from a successor rating agency to any of those Rating Agencies. While the Borrower is subject to such restriction, equity securities issued as part of a patronage refund shall not be redeemed in cash, and, if the Borrower shall have outstanding any common stock or preferred stock, the Borrower shall not issue any dividends on any such stock.
SECTION 9.2.Security and Collateral. (a) The Pledged Instruments (as such term is defined in the Pledge Agreement) shall be pledged immediately upon the execution of the Pledge Agreement and delivery of the Certificate of Pledged Collateral in accordance with the terms and conditions of the Pledge Agreement to secure the payment obligations of the Borrower under this Agreement and under the Reimbursement Notes.
(b) Until the Termination Date, the Borrower shall cause the Pledged Collateral (as such term is defined in the Pledge Agreement) to be at all times not

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
less than 100% of the aggregate principal amount of the Guaranteed Bonds and any other guaranteed bonds issued by the Borrower under the Program and, except as provided for in paragraph (a) of this Section 9.2 or otherwise permitted by the Pledge Agreement, shall not create, or permit to exist, any pledge, lien, charge, mortgage, encumbrance, debenture, hypothecation or other similar security instrument that secures, or in any way attaches to, such Pledged Collateral without the prior written consent of RUS.
SECTION 9.3.Subrogation. (a) The Borrower agrees that RUS shall be subrogated to the rights of FFB to the extent of any and all payments made by RUS under each Guarantee (herein called the “Subrogation Claim”). The Borrower agrees to pay directly to RUS all amounts due on the Guaranteed Bonds as to which RUS is so subrogated, together with interest thereon (to the extent permitted by applicable law) at a rate determined by the following paragraph, and such payments shall satisfy the obligations of the Borrower hereunder with respect to such amounts paid by RUS.
(b) The Subrogation Claim of RUS shall bear interest from the date of payment by RUS under the Guarantees until the date such claim is satisfied. Interest shall accrue at an annual rate of the greater of 1.5 times the 91-day Treasury-Bill Rate or 200 basis points (2.00%) above the interest rate on the Guaranteed Bonds.
SECTION 9.4.Use of Proceeds. (a) The Borrower shall only apply the proceeds of the Guaranteed Bonds to finance new Eligible Loans or, subject to paragraph (b), to refinance existing debt instruments of the Borrower.
(b) The Borrower may only apply the proceeds of each Advance to refinance any of the Borrower’s indebtedness up to the percentage certified by the Borrower under Section 3.2(a)(i) hereof of the amount of such indebtedness being refinanced.
(c ) Upon RUS’s request, the Borrower shall provide RUS with documentation verifying that the Borrower has used the proceeds of the Guaranteed Bonds in the manner prescribed in Sections 9.4(a) or 9.4(b) hereof.
SECTION 9.5.Compliance with Covenants in Other Agreements. The Borrower and each of its Subsidiaries will observe and perform within any applicable grace period all covenants and agreements (as the same may be from time to time amended or waived) contained in any agreement or instrument relating to any Indebtedness of the Borrower or any of its Subsidiaries, aggregating for the Borrower and its Subsidiaries in excess of $50,000,000, if the effect of the failure to observe or perform such covenant or agreement is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness.
SECTION 9.6.Ratings. For the term of the Bonds, the Borrower shall request, and do all things reasonably within its power to obtain (including paying all fees incidental thereto), Senior Secured Credit Ratings from at least two Rating Agencies on at least an annual basis. The Borrower agrees to provide the Secretary with all published

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
updates on the Borrower’s credit ratings, including all published agency reports relating to the Borrower.
SECTION 9.7.Acknowledgement of Borrower. The Borrower acknowledges and agrees that failure by the Borrower to receive any repayment under a Loan, does not affect the Borrower’s obligations to make payments under this Agreement or any other Bond Document.
SECTION 9.8.Financial Expert. The Borrower will cause a financial expert (within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002) to serve on the audit committee of its board of directors until the Termination Date; and shall not allow the financial expert position on the audit committee to remain vacant for more than 90 consecutive days.
SECTION 9.9.Compliance with Federal Laws and Regulations. The Borrower shall comply with all applicable Federal laws and regulations.
SECTION 9.10.RUS Site Visits to the Borrower’s Headquarters. The Borrower agrees, upon three Business Days’ notice, to allow RUS to conduct site visits to the Borrower’s corporate headquarters to assess (i) CFC’s processes for pledging Pledged Collateral under the Pledge Agreement and (ii) the Borrower’s other related financial operations.
SECTION 9.11.Annual Meeting Between CFC and RUS. CFC agrees to meet with RUS on an annual basis, within 30 days of the filing of its Form 10-K with the SEC, to discuss its financial condition for the most recent fiscal year, which will include an analysis of (i) how CFC is preparing for and proposes to meet its long-term debt obligations, and (ii) CFC’s interest rate risk management strategy, including its positions in derivatives and its risk sensitivity.
SECTION 9.12.Provision of Collateral Trust Bond Indentures. The Borrower agrees to provide RUS with copies of CFC’s existing indentures for its Collateral Trust Bonds. In addition, within ten (10) Business Days of the Borrower signing additional indentures for its Collateral Trust Bonds, the Borrower shall provide RUS with copies of those additional indentures and any amendments or supplements thereto.
SECTION 9.13.Notification of Restructured, Non-Performing, or Impaired Electric or Telecommunications Loans. Within ten (10) Business Days of the filing of Borrower’s quarterly report on Form 10-Q or annual report on Form 10-K with the SEC, the Borrower shall provide RUS with a list of the restructured, non-performing, or impaired electric or telecommunications loans disclosed in such Form 10-Q or Form 10-K, as applicable. RUS agrees that the information provided pursuant to this section shall be used solely for the purpose of evaluating the Pledged Collateral and shall not be shared or distributed.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
ARTICLE X

EVENTS OF DEFAULT
SECTION 10.1.Events of Default. Each of the following actions, occurrences or events shall, but only (except in the case of subsections (a), (c) and (e) below) if the Borrower does not cure such action, occurrence or event within 30 days of notice from RUS requesting that it be cured, constitute an “Event of Default” under the terms of this Agreement:
(a)A failure by the Borrower to make a payment of principal, interest or a Bond Fee when due on a Guaranteed Bond;
(b)The issuance of a Guaranteed Bond in violation of the terms and conditions of this Agreement or any of the other Bond Documents;
(c)A failure by the Borrower to make payment of the Guarantee Fee required by Article IV when due;
(d)A misrepresentation by the Borrower to the Secretary in any material respect in connection with this Agreement, the Guaranteed Bonds or the information reported pursuant to Article VI;
(e)A failure by the Borrower to comply with the covenant contained in Section 9.5 hereof; or
(f)A failure by the Borrower to comply with any other material covenant or provision contained in this Agreement or any of the other Bond Documents, except that the failure of the Borrower to comply with Section 9.8 hereof shall not constitute such an Event of Default.
SECTION 10.2.Compulsory Redemption. If an Event of Default occurs, the Secretary may demand that the Borrower redeem the Guaranteed Bonds in accordance with its terms.
SECTION 10.3.Acceleration by RUS’s Purchase of the Bonds. If an Event of Default occurs, and RUS purchases from FFB each Bond in its entirety in the manner provided in Section 13.5 of each Bond Purchase Agreement, then the entire purchase price shall be included in the Principal Amount of the Reimbursement Notes as defined therein and shall be immediately due and payable to RUS. Payment to RUS of all amounts due under the Reimbursement Notes after such an acceleration shall satisfy in full all obligations of the Borrower under the Bonds and Reimbursement Notes and all corresponding obligations under the other Bond Documents, including any obligations to reimburse RUS for any payments thereafter made by RUS under the RUS Guarantees.
SECTION 10.4.Effect of Payments by RUS Pursuant to the RUS Guarantees. No payment by RUS pursuant to the RUS Guarantees shall (i) be considered a payment for purposes of determining the existence of a failure of the Borrower to

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
perform its obligations to RUS under the Bond Documents, or (ii) relieve the Borrower of its obligations to reimburse RUS for payments made by RUS pursuant to the RUS Guarantees. Payment by the Borrower to RUS of amounts due under the Reimbursement Notes shall satisfy pro tonto the corresponding obligations of the Borrower under the Bonds.
SECTION 10.5.Remedies Not Exclusive. Upon the occurrence of an Event of Default, the Secretary shall be entitled to take such other action as is provided for by law, in this Agreement, or in any of the other Bond Documents, including injunctive or other equitable relief.
ARTICLE XI

MISCELLANEOUS
SECTION 11.1.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE DISTRICT OF COLUMBIA.
SECTION 11.2.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.2.
SECTION 11.3.Method of Payment. All payments to be made by the Borrower to RUS hereunder, shall be made in the manner notified to the Borrower by RUS from time to time in accordance with Section 11.4.
SECTION 11.4.Notices. All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule I attached hereto as appropriate. The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto. A properly addressed notice or other communication to the Borrower shall be deemed to have been delivered at the

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
time it is sent by facsimile (fax) transmission. A properly addressed notice or other communication to RUS shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission, provided that the original of such faxed notice or other communication shall have been received by RUS within five Business Days.
SECTION 11.5.Benefit of Agreement. This Agreement shall become effective when it shall have been executed by RUS and the Borrower, and thereafter shall be binding upon and inure to the respective benefit of the parties and their permitted successors and assigns.
SECTION 11.6.Entire Agreement. This Agreement, including Schedule I hereto and Annexes A to H hereto, and the other Bond Documents, constitutes the entire agreement between the parties hereto concerning the matters contained herein and supersedes all prior oral and written agreements and understandings between the parties.
SECTION 11.7.Amendments and Waivers. (a) No failure or delay of RUS or the Borrower in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) of this Section 11.7, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b) No provision of this Agreement may be amended or modified except pursuant to an agreement in writing entered into by RUS and the Borrower. No provision of this Agreement may be waived except in writing by the party or parties receiving the benefit of and under such provision.
SECTION 11.8.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
SECTION 11.9.Termination of Agreement. This Agreement shall terminate upon the indefeasible payment in full of all amounts payable hereunder, under the Reimbursement Notes and under the Guaranteed Bonds.
SECTION 11.10.Survival. The representations and warranties of each of the parties hereto contained in this Agreement and contained in each of the other Bond Documents to which such party hereto is a party thereto, and the parties’ obligations under any and all thereof, shall survive and shall continue in effect following the execution and delivery of this Agreement, any disposition of the Guaranteed Bonds and the expiration or other termination of any of the other Bond Documents, but, in the case of each Bond Document, shall not survive the expiration or the earlier termination of such Bond Document, except to the extent expressly set forth in such Bond Document.

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
SECTION 11.11.Severability. If any term or provision of this Agreement or any Bond Document or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of such Bond Document or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

UNITED STATES OF AMERICA, acting
through the Administrator of the Rural Utilities Service

By: __/s/ Karl Elmshaeuser____________
Name:    Karl Elmshaeuser
Administrator

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION, as the Borrower

By: /s/ J. Andrew Don_________________
Name:    J. Andrew Don
Title: Governor and
Chief Executive Officer

SCHEDULE I
TO
TWELFTH AMENDED, RESTATED AND CONSOLIDATED BOND GUARANTEE AGREEMENT
Addresses for Notices
1.The addresses referred to in Section 11.4 hereof, for purposes of delivering communications and notices, are as follows:
If to RUS:
Rural Utilities Service
United States Department of Agriculture
1400 Independence Avenue, SW
Washington, DC 20250
Telephone: 202-720-9540
Attention of: The Administrator
Subject: Section 313A Guarantees for Bonds and Notes Issued for Utility Infrastructure Purposes
and
Rural Utilities Service
United States Department of Agriculture
1400 Independence Avenue, SW
Stop 1560, Room 4121S
Washington, DC 20250
Email: Amy.McWilliams@usda.gov
Telephone: 202-205-8663
Fax: 844-749-0736
Attention of: Amy McWilliams, Program Advisor

If to the Borrower:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
Telephone: 703-467-1628
Fax: 703-467-5178
Attention of: Ling Wang, Senior Vice President and Chief Financial Officer
With a copy to:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement

Dulles, VA 20166
Telephone: 703-467-1782
Fax: 703-467-5651
Attention of: Nathan Howard, Esq., Senior Vice President and General Counsel

2

ANNEX A
Form of Supplement to Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
SUPPLEMENT TO TWELFTH AMENDED, RESTATED AND CONSOLIDATED BOND GUARANTEE AGREEMENT dated as of [_____________] (the “Supplement”) by and between the UNITED STATES OF AMERICA (the “Government”), acting through the Rural Utilities Service, a Rural Development agency of the United States Department of Agriculture, and its successors and assigns (“RUS”); and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (the “Borrower”).
RECITALS
1, The Borrower and RUS are parties to that certain Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement, dated as of January 29, 2026, pursuant to which RUS has agreed to issue guarantees of certain Bonds, as contemplated by Section 313A of the RE Act, upon the terms and subject to the conditions provided therein (the “Original Agreement”). Capitalized terms that are not defined herein shall have the meanings assigned to them in the Original Agreement.
2. On [date of Application], the Borrower applied to RUS, in accordance with Section 313A of the Act and the Regulations, for RUS to guarantee a [Application number] loan from FFB to the Borrower, the proceeds of which would be used by the Borrower to fund new Eligible Loans or to refinance existing debt instruments of the Borrower used to fund Eligible Loans.
3, FFB is willing to make a loan to the Borrower in the aggregate principal amount of up to $[___________] upon the terms and subject to the conditions set forth in that certain Series [__] Bond Purchase Agreement, dated as of [__________], by and among FFB, the Borrower and RUS, as the same may be amended, supplemented, consolidated or restated from time to time in accordance with the terms thereof (the “Series [__] Bond Purchase Agreement”), and upon the terms and subject to the conditions set forth in the Series [__] Future Advance Bond issued by the Borrower to FFB and dated as of the date hereof (the “Series [__] Bond”).
4. RUS has determined that the Borrower is eligible for guarantees under Section 313A of the RE Act and is willing to issue its guarantee of the Series [__] Bond (the “Section [__] Guarantee”) upon the terms and subject to the conditions set forth in the Original Agreement.
    NOW, THEREORE, in consideration of the mutual agreements herein contained, RUS and the Borrower agree as follows:
SECTION 1. Recitals. The foregoing recitals are incorporated into the Original Agreement by reference.
SECTION 2. Definitions.
A. The following definitions will be added to Section 1.1 of the Original Agreement:
2

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
“Series [_] Bond” shall have the meaning given to that term in the recitals hereto.
“Series [_] Bond Purchase Agreement” shall have the meaning given to that term in the recitals hereto.
“Series [__] Guarantee” shall have the meaning given to that term in the recitals hereto.
B. The following definitions shall be amended as indicated below:
“Bonds” shall mean the Original Bonds and the Series [__] Bond dated as of [__________].
“Bond Purchase Agreement” shall mean the Original Bond Purchase Agreements, the Series W Bond Purchase Agreement, and the Series [__] Bond Purchase Agreement dated as of [___________].
SECTION 3. Conditions Precedent to the Issuance of the Series [__] Guarantee. The obligation of RUS to enter into this Supplement and to issue the guarantee of the Series [__] Bond pursuant to the terms hereof is subject to the satisfaction of the conditions precedent listed in Section 3.1 of the Original Agreement unless and until such conditions have been satisfied or waived in writing.
SECTION 4. Prior Representation of RUS. The representation made by RUS in Section 8.1 of the Original Agreement is true and correct as of the date hereof.
SECTION 5. Prior Representations of the Borrower. All representations made by the Borrower in Section 8.2 of the Original Agreement are true and correct as of the date hereof.
SECTION 6. Incorporation; Inconsistency with Original Agreement. Except as otherwise amended or modified herein, the terms, conditions and provisions of the Original Agreement are incorporated herein by reference as if set forth in full herein and remain in full force and effect. In the event of any conflict or inconsistency between the terms of this Supplement and the Original Agreement, the terms of this Supplement shall control. Nothing in this Supplement shall, however, eliminate or modify any special condition, special affirmative covenant or special negative covenant, if any, specified in the Original Agreement.
SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE DISTRICT OF COLUMBIA.

3

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

UNITED STATES OF AMERICA, acting
through the Administrator of the Rural Utilities Service

By:______________________________
Title:    Administrator
Rural Utilities Service

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION, as the Borrower

By:_______________________________
Name: ____________________________
Title: _____________________________

4

ANNEX B
Form of Bond Purchase Agreement

Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement
ANNEX C
Pledge Agreement
Dated as of January 29, 2026
2

ANNEX D
Form of Reimbursement Note

ANNEX E
Opinion of Counsel to the Borrower
(1)    The Borrower has been duly incorporated and is validly existing as a not-for-profit cooperative association in good standing under the laws of the District of Columbia with corporate power and authority to execute and perform its obligations under the Bond Documents.
(2)    The Bond Documents have been duly authorized, executed and delivered by the Borrower, and such documents constitute the legal, valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally, and (b) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.
(3)    Neither the execution nor the delivery by the Borrower of any of the Bond Documents nor the consummation by the Borrower of any of the transactions contemplated therein, including, without limitation, the pledge of the Pledged Instruments (as such term is defined in the Pledge Agreement) to RUS if required, nor the fulfillment by the Borrower of the terms of any of the Bond Documents will conflict with or violate, result in a breach of or constitute a default under any term or provision of the Articles of Incorporation or By-laws of the Borrower or any law or any regulation or any order known to Counsel currently applicable to the Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Borrower or the terms of any indenture, deed of trust, note, note agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound.
(4)    No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any state or Federal court or governmental agency or body including, without limitation, RUS, having jurisdiction over the Borrower is required for any consummation by the Borrower of the transactions contemplated by the Bond Documents except such as have been obtained from RUS; provided, however, no opinion is expressed as to the applicability of any Federal or state securities law to any sale, transfer or other disposition of the Guaranteed Bond after the date hereof.
(5)     There is no pending or, to the best of Counsel’s knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Borrower, or any of the Bond Documents, or which, if adversely determined, would have a material adverse effect on the Borrower’s financial condition or its ability to perform its obligations under any of the Bond Documents, except as previously disclosed.

ANNEX F
Officers’ Closing Certificate
TO:        The United States of America acting through the Rural Utilities Service.
We, [ ], Governor and Chief Executive Officer, and [ ], Senior Vice President and Chief Financial Officer, of National Rural Utilities Cooperative Finance Corporation (the “Borrower”), pursuant to the Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement dated as of January 29, 2026, between the Borrower and the United States of America acting through the Rural Utilities Service (the “Bond Guarantee Agreement”), hereby certify on behalf of the Borrower that as at the date hereof:
(1)    the Borrower is a lending institution organized as a member-owned, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans for Utility Infrastructure purposes;
(2)    no material adverse change has occurred in the financial condition of the Borrower between the date of the Application and the date hereof;
(3)    we acknowledge the commitment of the Borrower to submit to the Secretary the documents required under Article VI of the Bond Guarantee Agreement in accordance with the terms thereof; and
(4)    all of the representations contained in Section 8.2 of the Bond Guarantee Agreement remain true and correct in all respects.
Capitalized terms used in this certificate shall have the meanings given to those terms in the Bond Guarantee Agreement.
DATED as of this 29th day of January 2026.
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

______________________________
Governor and
Chief Executive Officer

______________________________
Senior Vice President and
Chief Financial Officer

ANNEX G
Officers’ Advance Certificate
TO:        The United States of America acting through the Rural Utilities Service.
We, [ ], [Governor and Chief Executive Officer or Senior Vice President and Chief Financial Officer], and [ ], Senior Vice President, of National Rural Utilities Cooperative Finance Corporation (the “Borrower”), pursuant to the Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement dated as of January 29, 2026, between the Borrower and the United States of America acting through Rural Utilities Service (the “Bond Guarantee Agreement”), hereby certify on behalf of the Borrower that:
(1)    (i) as at the last day of the most recent month ended more than 10 business days before the date hereof, the total aggregate principal amount of outstanding Eligible Loans is: $ ;
    (ii) as at the last day of the most recent month ended more than 10 business days before the date hereof, the total aggregate principal amount of outstanding Loans is: $ ;
    (iii) the percentage the amount under (i) comprises of the amount under (ii) is: %;
(2)    (i) Of the total aggregate principal amount of outstanding Eligible Loans under (1) (i), the amount associated with refinancing RUS Debt is: $ ;
    (ii) Of the total aggregate principal amount of outstanding Eligible Loans under (1) (i), the amount associated with debt of Members for whom both RUS and the Borrower have outstanding loans is: $ ;
    (iii) Of the total aggregate principal amount of outstanding Eligible Loans under (1) (i), the amount associated with debt of Members for whom both RUS and the Borrower have outstanding concurrent loans pursuant to Section 307 of the RE Act is: $ ; and
    (iv) The sum of the amount of Eligible Loans in (2)(i), (2)(ii), and (2)(iii) of $___________ exceeds the amount of Bonds outstanding of $___________ as of this date.
(3)    the Advance will be applied to: (i) fund new Eligible Loans under the RE Act; or (ii) to refinance existing debt instruments of the Borrower, in the case of each such debt instrument up to the percentage set forth in clause (1)(iii) above;

(4)    as at the date hereof, no material adverse change has occurred in the financial condition of the Borrower between the Closing Date and the applicable Requested Advance Date; and
(5)    as at the date hereof, all of the representations contained in Section 8.2 of the Bond Guarantee Agreement remain true and correct in all respects.
Capitalized terms used in this certificate shall have the meanings given to those terms in the Bond Guarantee Agreement.

DATED as of this ___ day of _________, 20__.
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

______________________________
Governor and
Chief Executive Officer

______________________________
Senior Vice President and
Chief Financial Officer

ANNEX H
Auditors’ Letter
To the Board of Directors of
National Rural Utilities Cooperative Finance Corporation
Dulles, Virginia
We have performed the procedures enumerated below, which were agreed to by National Rural Utilities Cooperative Finance Corporation (the “Company”) and the Rural Utilities Service (the “RUS”), solely to assist in evaluating the Company’s compliance with Section 6.1(b) of the Twelfth Amended, Restated and Consolidated Bond Guarantee Agreement between the Company and the United States of America, acting through the RUS, dated January 29, 2026 (the “Bond Guarantee Agreement”), as of [last day of preceding fiscal year]. The Company’s management is responsible for the Company’s compliance with those requirements. This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.
The procedures that we performed and our findings are as follows:
1.We obtained the attached schedule of the total aggregate unpaid principal amount of the securities identified by the Company as comprising the Pledged Instruments, as defined in the Bond Guarantee Agreement, as of [last day of preceding fiscal year] from Company management and compared the total aggregate unpaid principal amount shown on such schedule ($ ____) to the Company's underlying accounting records as of the same date and found them to be in agreement.
2.We obtained the attached schedule of the total aggregate amount of all amounts outstanding under the Guaranteed Bonds, as defined in the Bond Guarantee Agreement, as of [last day of preceding fiscal year] from Company management and compared the amount shown on such schedule ($_____) to the Company's underlying accounting records as of the same date and found them to be in agreement.
We were not engaged to, and did not, conduct an examination, the objective of which would be the expression of an opinion on compliance. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the Company and the RUS and is not intended to be and should not be used by anyone other than these specified parties.
July , 20__

Yours truly,
_____________________________
KPMG LLP